Exhibit 10.31
                        AGREEMENT AND PLAN OF DISSOLUTION


         This Agreement and Plan of Dissolution ("Agreement") is entered into effective as of the 30th day of April, 1999 (the "Effective Date"), between and among J-TECH ENTERPRISES, INC., a Florida corporation with offices at 600 Cleveland Street, Suite 750, Clearwater, Florida 33755 ("J-Tech") and TOWER TECH, INC., an Oklahoma corporation with offices located at 11935 South I-44 Service Road, Oklahoma City, Oklahoma ("Tower Tech"), JACK T. EUNSON, an individual residing at 1270 Gulf Boulevard, Apt. 1201, Clearwater, Florida 33767 ("Eunson") and HAROLD CURTIS, an individual residing at 11935 South I-44 Service Road, Oklahoma City, Oklahoma ("Curtis").


                                 R E C I T A L S

         A. On or about December 29, 1995, J-Tech and Tower Tech associated themselves as joint venture partners (Florida general partnership) under the name and style of Tower Tech SE (hereinafter referred to as the "Joint Venture"), pursuant to a Joint Venture Agreement dated December 29, 1995 (the "Joint Venture Agreement").

         B. The Joint Venture Agreement provides that the Joint Venture shall continue until, among other things, the agreement of the parties.

         C. The undersigned partners constitute all of the partners of the Joint Venture.

         D. Under the terms of the Joint Venture Agreement, the Joint Venture was given rights as exclusive licensee of certain technology referenced in the Technology License (the "Technology License") which was made a part of the Joint Venture Agreement.

         E. The undersigned partners have unanimously agreed to (i) dissolve the Joint Venture in accordance with the Joint Venture Agreement and (ii) terminate the Technology License.

         F. The undersigned parties agree that there is no longer a need for the continuance of the business of the Joint Venture and that the dissolution of the Joint Venture as provided herein will be mutually beneficial to all the parties.

         NOW, THEREFORE, the parties hereto agree as follows:

                  1. Dissolution. J-Tech and Tower Tech hereby dissolve the Joint Venture effective as of April 30, 1999 (the "Closing Date"). No further business shall be conducted by the Joint Venture and no further obligations shall be incurred on its behalf, except for the purposes of carrying out the dissolution and winding up the business of the Joint Venture as provided herein.

                  2. Closing. The closing (the "Closing") of this transaction shall take place at the offices of Holland & Knight, located at 400 North Ashley Drive, Suite 2300, Tampa, Florida, on the Closing Date.

                  3. Financial Statements. Prior to the Closing Date, J-Tech will prepare a balance sheet and an income statement for the Joint Venture as of April 30, 1999 (the "Financial Statements". The Financial Statements will be closed in the usual manner and will be provided to Tower Tech prior to closing.

                  4. Distributions and Payments of Liabilities. Upon dissolution of the Joint Venture, Tower Tech shall have the sole authority and power to wind up, and shall commence the winding up of, the affairs of the Joint Venture. The assets and liabilities of the Joint Venture shall be shared as follows:

                           4.1. Lease Agreement. On October 1, 1996, the Joint Venture entered into a Lease Agreement with Lennar Central FL-III Q.A. ("Lennar") (the "Lease Agreement"). The rights and obligations of the Joint Venture in the Lease Agreement shall be distributed to J-Tech and shall become the sole property and obligation of J-Tech.

                           4.2. Office Furniture and Equipment Leases. The Joint Venture owns certain furniture and equipment and has entered into leases (the "Office Lease") for certain office equipment (collectively, the "Office Furniture and Equipment"). Upon Closing, J-Tech shall retain the Office Furniture and Equipment (as owner or lessee) and Tower Tech and the Joint Venture shall have no further rights or obligations concerning the Office Furniture and Equipment.

                           4.3. Other Assets and Liabilities. All other assets and liabilities that remain after Closing and are reflected on the Financial Statements shall be distributed to Tower Tech and shall become the sole property and obligation of Tower Tech. All financial records of the Joint Venture of any kind are specifically included as assets hereunder and shall be distributed to Tower Tech.

                           4.4. Unknown Assets and Liabilities. Any assets or liabilities of the Joint Venture not reflected on the Financial
         Statements, except for any liabilities relating to the design or performance of any of Tower Tech's products that were marketed and sold by the Joint Venture which shall remain the sole obligation of Tower Tech after dissolution, shall be distributed to and become the responsibility of J-Tech and Eunson.

                  5. Technology License. Immediately upon the execution of this Agreement, the Technology License is hereby revoked and void. Neither the Joint Venture nor J-Tech shall have any rights as licensees or otherwise for any technology that was the subject matter of the Technology License.

                  6. Termination Payment. Immediately prior to the Closing Date, the Joint Venture shall make a lump-sum payment to J-Tech of $327,161.40 (the "Termination Payment"). Prior to Closing, the Joint Venture shall pay to its employees $12,959.00 as severance pay.

                  7.       Releases.

                           7.1.     J-Tech and Eunson Release.  In consideration
 of the mutual covenants contained within this Agreement and of the Termination Payment provided for in Section 6 hereof, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, J-Tech and Eunson do hereby fully release, acquit and forever discharge the Joint Venture, Tower Tech, and Curtis, and their respective successors, assigns, officers, directors, agents, employees, attorneys and representatives, past and present (all of which released parties being hereinafter collectively referred to as the "Tower Tech Released Parties"), from any and all claims, demands, liabilities, grievances, loans and causes of action of any kind whatsoever, except for claims made pursuant to Section 8.3., whether known or unknown at the present time, contingent or not contingent, which J-Tech and Eunson may have had or may now have against the Tower Tech Released Parties or any of them, including, without limitation, claims, demands, liabilities, grievances, and causes of action arising out of or in any way connected with or related to (i) any obligations or liabilities of the Joint Venture to J-Tech and Eunson; (ii) any obligations or liabilities of Tower Tech or Curtis to J-Tech or Eunson; (iii) any obligations or liabilities of Tower Tech or Curtis to J-Tech and Eunson arising out of any letter or other agreements; and (iv) any obligations or liabilities of Tower Tech or Curtis relating to Eunson's employment agreement or stock options. It is the intent of the parties that this release terminate whatever options or rights that Eunson has under a letter agreement dated on or about March 26, 1998.

     7.2. Tower Tech and Curtis Release. In consideration of the mutual covenants contained within this Agreement and of the Termination Payment provided for in Section 6 hereof, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Tower Tech and Curtis do hereby fully release, acquit and forever discharge the Joint Venture, J-Tech, and Eunson, and their respective successors, assigns, officers, directors, agents, employees, attorneys and representatives, past and present (all of which released parties being hereinafter collectively referred to as the "J-Tech Released Parties"), from any and all claims, demands, liabilities, grievances, loans and causes of action of any kind whatsoever, except for claims made pursuant to Section 8.2., whether known or unknown at the present time, contingent or not contingent, which Tower Tech and Curtis may have had or may now have against the J-Tech Released Parties or any of them, including, without limitation, claims, demands, liabilities, grievances, and causes of action arising out of or in any way connected with or related to (i) any obligations or liabilities of the Joint Venture to Tower Tech and Curtis; (ii) any obligations or liabilities of J-Tech to Tower Tech and Curtis; and (iii) any obligations or liabilities of J-Tech to Tower Tech and Curtis arising out of any letter or other agreements.

                  8.       Remedies for Breaches of This Agreement.

     8.1. Survival of Representations and Warranties. All of the representations and warranties of the parties contained in Sections 10 and 11 shall survive the Closing and continue in full force and effect for a period of 18 months.

     8.2. Indemnification Provisions for the Benefit of Tower Tech. In the event J-Tech or Eunson breach any of their representations, warranties, and covenants contained in this Agreement, provided that Tower Tech makes a written claim for indemnification against J-Tech within such 18-month survival period, then J-Tech and Eunson jointly and severally agree to indemnify Tower Tech from and against the entirety of any damages, judgments, claims, demands or liabilities (collectively, "Adverse Consequences") that Tower Tech shall suffer caused proximately by the breach; provided, however, that J-Tech shall not have any obligation to indemnify Tower Tech from and against any Adverse Consequences caused by the breach of any representation or warranty of J-Tech or Eunson (i) until Tower Tech has suffered Adverse Consequences by reason of all such breaches in excess of $20,000 (after which point J-Tech will be obligated only to indemnify Tower Tech from and against further Adverse Consequences) or thereafter (ii) to the extent the Adverse Consequences Tower Tech has suffered by reason of all such breaches exceeds the Termination Payment (after which point J-Tech will have no obligation to indemnify Tower Tech from and against further such Adverse Consequences); provided, however, that any breach of a representation or warranty arising out of fraud, intentional misrepresentation or with actual knowledge that it contained an untrue statement of fact or omitted a fact necessary to make the statement not misleading shall not be subject to such $20,000 threshold or the ceiling set by the Termination Payment.

     8.3. Indemnification Provisions for the Benefit of J-Tech. In the event that Tower Tech breaches any of its representations, warranties, and covenants contained in this Agreement, provided that J-Tech makes a written claim for indemnification against Tower Tech within such survival period, then Tower Tech agrees to indemnify J-Tech from and against the entirety of any Adverse Consequences J-Tech shall suffer caused proximately by the breach; provided, however, that Tower Tech shall not have any obligation to indemnify J-Tech from and against any Adverse Consequences caused by the breach of any representation or warranty of Tower Tech, unless such breach was the result of fraud or an intentional misrepresentation (i) until J-Tech has suffered Adverse Consequences by reason of all such breaches in excess of $20,000 (after which point Tower Tech will be obligated only to indemnify J-Tech or Eunson from and against further Adverse Consequences) or thereafter (ii) to the extent the Adverse Consequences J-Tech has suffered by reason of all such breaches exceeds the Termination Payment (after which point Tower Tech will have no obligation to indemnify J-Tech from and against further such Adverse Consequences); provided, however, that any breach of a representation or warranty arising out of fraud, intentional misrepresentation or with actual knowledge that it contained an untrue statement of fact or omitted a fact necessary to make the statement not misleading shall not be subject to such $20,000 threshold or the ceiling set by the Termination Payment.

                  9. Termination of Joint Venture Agreement. All rights of the parties under the Joint Venture Agreement are hereby terminated, except as otherwise specifically provided herein.

                  10. Representations and Warranties of J-Tech and Eunson. J-Tech and Eunson jointly and severally represent and warrant to Tower Tech that the statements contained in this Section are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 10).

                           10.1. Organization of J-Tech. J-Tech is a corporation duly organized, validly existing, and in good standing under the laws of Florida.

                           10.2. Authorization of Transaction. J-Tech and Eunson have full power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. This Agreement and any document or instrument to be executed by it in connection herewith constitute the valid and legally binding obligations of J-Tech and Eunson, enforceable in accordance with their terms and conditions.

                           10.3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, shall (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which J-Tech or Eunson is subject or any provision of J-Tech's articles of incorporation or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in then of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which J-Tech or Eunson is a party or by which either is bound or to which any of their assets is subject. Neither J-Tech nor Eunson needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

                           10.4.  Financial  Statements.  Except as set forth on
         Schedule 10.4 or the Financial Statements, to the knowledge of J-Tech and Eunson, the Joint Venture has no liabilities except for those that may have been incurred since April 30, 1999 in the ordinary course of business.

                  11. Representations and Warranties of Tower Tech. Tower Tech represents and warrants to J-Tech that the statements contained in this Section are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 11).

                           11.1. Organization of Tower Tech. Tower Tech is a corporation duly organized, validly existing, and in good standing under the laws of Oklahoma.

                           11.2. Authorization of Transaction. Tower Tech has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and any document or instrument to be executed by it in connection herewith constitute the valid and legally binding obligations of Tower Tech, enforceable in accordance with their terms and conditions.

                           11.3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, shall (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Tower Tech is subject or any provision of its articles of incorporation or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in then of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Tower Tech is a party or by which it is bound or to which any of its assets is subject. Tower Tech does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

                  12.      Closing and Conditions to Obligation to Close.

                           12.1.    Conditions to Obligation of J-Tech.  The
 obligation of J-Tech to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                                    (a) the  representations  and  warranties of
                  Tower Tech set forth in Section 11 above shall be true and correct in all material respects at and as of the Closing Date;

                                    (b) Tower  Tech  shall  have  performed  and
                  complied with all of its covenants hereunder in all material respects; and

                                    (c) all actions to be taken by Tower Tech in
                  connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to J-Tech.

J-Tech may waive any condition specified in this Section 12.1.

                           12.2. Conditions to Obligation of Tower Tech. The obligation of Tower Tech to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                                    (a) the  representations  and  warranties of
                  J-Tech and Eunson set forth in Section 10 above shall be true and correct in all material respects at and as of the Closing Date;

                                    (b)  J-Tech  has  obtained  a  release  from
                  Lennar specifically releasing Tower Tech from any obligations under the Lease Agreement between the Joint Venture and Lennar and the Office Lease;

                                    (c) J-Tech and Eunson  shall have  performed
                  and complied with all of their covenants hereunder in all material respects;

                                    (d) all  actions  to be taken by  J-Tech  in
                  connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Tower Tech; and

                                    (e) J-Tech and Eunson  shall have  delivered
                  to Tower Tech a certificate as of May 7, 1999, certifying that the conditions in Section 12.2(a) and (c) are correct (such certificate shall be considered a representation and warranty of J-Tech and Eunson).

Tower Tech may waive any condition specified in this Section 12.2.

                  13. Integration; Amendment. This is the entire agreement between the parties with respect to the subject matter hereof and supersedes in its entirety all prior agreements between the parties with respect hereto. No alteration, modification, interpretation or amendment of this Agreement shall be binding on the parties unless in writing, designated as an amendment thereto and executed with equal formality by each of the parties.

                  14. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

                  15. Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.

                  16. Severability. In the event any clause, provision or provisions of this Agreement prove to be or are adjudicated invalid for any reason, then such invalid or void clause, provision or provisions, shall not affect the whole of this Agreement, but the balance of the provision hereof shall remain operative and shall be carried into effect insofar as legally possible.

                  17. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement and any party hereto may execute this Agreement by signing one or more counterparts hereof.

                  18. Attorneys' Fees and Costs. In any action by any party as a result of a breach of or to enforce this Agreement, the prevailing party shall be entitled to recover a reasonable attorneys' fees and costs incurred in preparation for and prosecution of such action or suit and, if any appeal is taken from the decision of the trial court, reasonable attorneys' fees and costs as fixed by the appellate court.

                  19. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  20. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                           If to Tower Tech:

                           Tower Tech, Inc.
                           11935 South I-44 Service Road
                           Oklahoma City, Oklahoma 73173

                           With a copy to:

                           Hartzog Conger & Cason
                           1600 Bank of Oklahoma Plaza
                           Oklahoma City, Oklahoma 73102
                           Attn: Armand Paliotta, Esq.

                           If to Curtis:

                           Harold Curtis
                           11935 South I-44 Service Road
                           Oklahoma City, Oklahoma 73173


                           If to J-Tech:

                           J-Tech Enterprises, Inc.
                           600 Cleveland Street, Suite 750
                           Clearwater, Florida 33755

                           With a copy to:

                           Holland & Knight LLP
                           400 North Ashley Drive, Suite 2300
                           Tampa, Florida 33602
                           Attn:  Douglas A. Wright, Esq.

                           If to Eunson:

                           Jack T. Eunson
                           1270 Gulf Boulevard, Apt. 1201
                           Clearwater, Florida 33767

                  21. Expenses. Each of the parties shall bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.


                  22. Confidentiality. During the period commencing on the Closing Date and continuing for three years thereafter, both J-Tech and Eunson shall keep confidential all, and shall not divulge to any other party any, of the private, secret, or confidential information of Tower Tech or the Joint Venture including, but not limited to, private, secret, and confidential information relating to such matters as the intellectual property, finances, methods of operation and completion, pricing, marketing plans and strategies, equipment, and operational requirements and information concerning personnel, clients, independent contractors, and suppliers of Tower Tech or the Joint Venture, unless J-Tech or Eunson is required to disclose such information by law or a judicial administrative, or regulatory authority. The remedy at law for any breach of this Section 22 is and will be inadequate, and in the event of a breach or threatened breach by either J-Tech or Eunson, Tower Tech shall be entitled to an injunction restraining J-Tech or Eunson from any breach or threatened breach of Section 22. Nothing in this Section 22 shall be construed as prohibiting Tower Tech from contemporaneously pursuing any other remedies available for such breach or threatened breach, including the recovery of damages. This section 22 shall be inoperative as to any confidential information that: (a) is or becomes generally available to the public other than as a result of an improper disclosure by J-Tech or Eunson; (b) becomes available on a non-confidential basis and not in contravention of applicable law from a source other than J-Tech or Eunson; or (c) was known to J-Tech or Eunson prior to the formation of the Joint Venture.

                  23. Cooperation. Each party shall use its reasonable efforts to cooperate with the other party in connection with this Agreement and take such actions as the other party may reasonably request, and to the extent that such cooperation is reasonably necessary, Eunson will assist Tower Tech in the collection of outstanding accounts receivables of the Joint Venture.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.

                                           J-TECH ENTERPRISES, INC.




                                           BY:      ss/JACK EUNSON
                                           -----------------------------
                                           Jack T. Eunson, President



                                           TOWER TECH, INC.



                                           BY:      ss/ROBERT BRINK
                                           ----------------------------
                                           Robert Brink, President



                                           ss/HAROLD CURTIS
                                           ----------------------------
                                           Harold Curtis, Individually



                                           ss/JACK EUNSON
                                           ----------------------------
                                           Jack T. Eunson, Individually